Exhibit 2.7

SUBSCRIPTION AGREEMENT

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

Ladies and Gentlemen:

In connection with that certain Facility Agreement (the “Financing Agreement”), dated February 9, 2023, by and among Wallbox N.V., a limited liability company (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number [***] and resident for tax purposes in Spain with address at Carrer del Foc 68, 08038 Barcelona, Spain (the “Company”), as guarantor, Wall Box Chargers, S.L.U., as borrower, Banco Bilbao Vizcaya Argentaria, S.A. (the “Subscriber”), as lender, and the other lender parties from time to time thereto, the Company desires to grant to the Subscriber, and the Subscriber desires to subscribe for and accept from the Company, warrants in accordance with, and having the terms and conditions set out in, a warrant agreement substantially in the form attached hereto as Exhibit A (the “Warrant Agreement” and the warrants granted pursuant to the Warrant Agreement the “Warrants”) , each Warrant comprising the right to subscribe for (recht tot het nemen van) 1 (one) Class A ordinary share in the share capital of the Company, nominal value €0.12 per share (the “Class A Shares”), set forth on the signature page hereto, on the terms and subject to the conditions contained herein and in the Warrant Agreement, at an exercise price of $5.32 per share (the “Exercise Price”), subject to the terms and conditions set forth in the Warrant Agreement (the “Subscription”). In connection therewith, the Subscriber and the Company agree as follows:

1. Subscription. Subject to the terms and conditions of this Subscription Agreement, (i) the undersigned hereby irrevocably subscribes for and agrees to acquire from the Company Warrants, evidencing a right to subscribe for such number of Class A Shares as is set forth on its respective signature page of this Subscription Agreement, on the terms and subject to the conditions provided for herein and the Warrant Agreement (such Class A Shares issuable upon exercise of the Warrant, the “Shares”); and (ii) the Company hereby irrevocably undertakes to grant and assign to the undersigned the Warrant.

2. Closing. The closing of the issuance of the Warrants contemplated hereby (the “Subscription Closing”) is expected to occur substantially concurrently with the closing of the Financing Agreement (the “Closing Date”). On the Closing Date, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3 hereof and prior to the release of the Facility Amount (as defined in the Financing Agreement) by the undersigned, the Company shall deliver to the Subscriber (i) the Warrants being purchased by the Subscriber and (ii) if requested, a copy of the books of the Company for the registration of the Warrants, showing the undersigned as the record owner on and as of the Closing Date; provided that, (x) if such registration is made prior to the Company’s receipt of the Facility Amount from the undersigned and (y) such Facility Amount is not received by the Company on the Closing Date, then without limiting any rights of any party under this Subscription Agreement, the Company may, without any action of the undersigned, cause such registration to be automatically cancelled, void and of no further force and effect.

For the purposes of this Subscription Agreement, “business day” means any day other than Saturday, Sunday or other day on which commercial banks are authorized or required by law to remain closed in (i) New York, NY, United States of America, (ii) Amsterdam, the Netherlands, (iii) Madrid, Spain and (iv) Barcelona, Spain.

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.

all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to “materiality” or “Material Adverse Effect”, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing;

ii.

the undersigned shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied by the undersigned at or prior to the Subscription Closing; and

iii.	the Financing Agreement shall have become effective and the Company shall have received from the Subscriber an amount no less than the Facility Amount.

b. The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.

all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to “materiality” or “Material Adverse Effect”, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct as of such specified date in all respects, and consummation of the Subscription Closing shall constitute a reaffirmation by the Company to the undersigned of its representations, warranties and agreements contained in this Subscription Agreement as of the Subscription Closing; and

ii.

the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied by the Company at or prior to the Subscription Closing.

c. The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

ii.

no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing.

4. Further Assurances. At the Subscription Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the undersigned that:

a. The Company has been duly organized and is validly existing under the laws of the Netherlands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Company has reserved a sufficient number of Shares to permit the exercise of the Warrants being sold hereunder and such Shares, when issued and delivered to the undersigned in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens, charges or encumbrances (other than restrictions under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or under the laws of the Netherlands, or otherwise.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The grant of the Warrants and the compliance by the Company with all of the provisions of this Subscription Agreement and the Warrant Agreement and the consummation of the transactions herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or affect the validity of the Warrants or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Warrants or the legal authority of the Company to comply with this Subscription Agreement.

e. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than, as applicable, (i) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by the New York Stock Exchange (“NYSE”) in connection with the listing of the Shares, (iv) any filings required to be made with the trade register of the Dutch Chamber of Commerce in order to register the issuance of the Shares (if any) and (v) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

f. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

g. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “WBX.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the NYSE. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

h. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer, grant and sale of the Warrants by the Company to the undersigned. The Securities offered hereby (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

j. As of the date of this Subscription Agreement, the issued share capital of the Company consists of 148,986,504 Class A Shares, 23,250,793 Class B ordinary shares of the Company with a nominal value of €1.20 per share (“Class B Shares”), 14,142,812 warrants to purchase Class A Shares, 8,845,255 options to purchase Class A Shares or Class B Shares, and 4,682,130 restricted stock units. The Shares collectively represent 0.223976% of the authorized capital stock of the Company, calculated on a fully-diluted, common stock-equivalent basis, assuming the conversion into common stock of all outstanding securities and instruments convertible by their terms into shares of common stock (regardless of whether such securities or instruments are by their terms now so convertible), the exercise in full of all outstanding options, warrants (including, without limitation, the Warrant) and other rights to purchase or acquire shares of common stock or securities exercisable for or convertible into shares of common stock (regardless of whether such options, warrants or other rights to purchase or acquire are by their terms now exercisable), and the inclusion of all shares of common stock reserved for issuance under all of the Company’s incentive stock and stock option plans and not now subject to outstanding grants or options. As of the date of this Subscription Agreement, and for the warrants to purchase Class A Shares and the options to purchase Class A Shares or Class B Shares described in the preceding sentence, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares or other equity interests in the Company (collectively, “Company Equity Interests”) or securities convertible into or exchangeable or exercisable for Company Equity Interests.

k. [reserved].

l. [reserved].

m. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Securities, and assuming the accuracy of the representations and warranties of the undersigned herein, the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

n. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. [reserved].

p. The Company, and, to the knowledge of the Company, the officers, directors, employees, and agents of the Company, in each case, acting on behalf of the Company, have been in compliance in all material respects with all applicable Anti-Corruption Laws, (ii) the Company has not been convicted of violating any Anti-Corruption Laws or, to the knowledge of the Company, subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (iii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used in this Subscription Agreement, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

6. Subscriber Representations and Warranties. The undersigned represents and warrants to the Company that:

a. The undersigned is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Warrants and the Shares (collectively, the “Securities”) only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or issuance in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Likewise, if Subscriber is a not a U.S. person (within the meaning of Regulation S under the Securities Act), and Subscriber is organized or resident in the European Economic Area, Subscriber is (x) a “qualified investor” within the meaning of Regulation (EU) 2017/1129, as amended and (y) not a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments, as amended (the “Markets in Financial Instruments Directive”); or (b) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the Markets in Financial Instruments Directive.

b. The undersigned understands that the Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that none of the Securities have been registered under the Securities Act. The undersigned understands that the Warrants will be subject to the transfer limitations set forth therein and may be disposed of only in compliance with state and federal securities laws and in accordance with the terms specified therein. The undersigned acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any Securities. For the avoidance of doubt, the undersigned acknowledges that the Company has no obligation to register the Warrants for issuance.

c. The undersigned understands and agrees that the undersigned is subscribing and accepting Warrants directly issued from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, or any of their officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. Either (i) the undersigned is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) the undersigned’s subscription and acceptance and holding of the Warrant will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The undersigned acknowledges and agrees that the undersigned has received, and has had an adequate opportunity to review, such financial and other information as the undersigned deems necessary in order to make an investment decision with respect to the Warrant, the Company and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Warrants. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed the documents provided to the undersigned by the Company. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

f. The undersigned became aware of this offering of the Warrant solely by means of direct contact between the undersigned and the Company or a representative of the Company, and the Warrants were offered to the undersigned solely by direct contact between the undersigned and Company or a representative of the Company. The undersigned did not become aware of this offering of the Warrants, nor were the Warrants offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that none of the Securities (i) was offered by any form of general solicitation or general advertising and (ii) to the knowledge of the undersigned, are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. The undersigned acknowledges that it is aware that there are substantial risks incident to the issuance and ownership of the Securities. The undersigned is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of such investment in the Securities and can afford a complete loss of such investment. The undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

h. In making its decision to subscribe for and accept the Warrants, the undersigned has relied solely upon independent investigation made by the undersigned and the representations, warranties, covenants and agreements contained herein.

i. The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

j. The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

k. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, which, in each case, would reasonably be expected to have a material adverse effect on the legal authority of the undersigned to enter into and timely perform its obligations under this Subscription Agreement, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

l. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Warrants nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

m. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, however, that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the undersigned maintains policies and procedures reasonably designed (a) for the screening of its investors against the OFAC sanctions programs, including the OFAC List, and (b) to ensure that the funds held by the undersigned and used to issue the Securities were legally derived. The sanctions representation and undertaking in this Section 6(m) will not apply to any party hereto to which Council Regulation (EC) No. 2271/96 as amended (including as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) (the “Blocking Regulation”) applies, if and to the extent that such representation and undertaking are or would be unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation in any member state of the European Union or the United Kingdom).

n. As of the date of this Subscription Agreement the undersigned does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement the undersigned has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in case the undersigned is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above in this paragraph shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

7. Additional Subscriber Agreement. The undersigned hereby agrees that, from the date of this Subscription Agreement and until the Subscription Closing, no person or entity, while acting in connection with this Subscription and on behalf of the undersigned or any of its controlled affiliates or pursuant to any understanding in connection with this Subscription with the undersigned or any of its controlled affiliates, will engage in any Short Sales with respect to securities of the Company. For purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. Solely for purposes of this paragraph, subject to the undersigned’s compliance with its obligations under the U.S. federal securities laws and the undersigned’s internal policies, the restrictions set forth above in this paragraph shall not apply to any employees, subsidiaries, desks, groups, or affiliates of the undersigned that are effectively walled off by appropriate “fire wall” information barriers approved by the undersigned’s legal or compliance department. Notwithstanding the foregoing, if the undersigned is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

8. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline, and (ii) five (5) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Shares as shall be reasonably requested in writing by the Company to effect the registration of the Shares, and the undersigned shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the use of the Registration Statement as permitted hereunder; provided, further, however, that the undersigned shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. With respect to the information to be provided by the undersigned pursuant to this Section 8, the Company shall request such information at least ten (10) business days prior to the anticipated initial filing date of the Registration Statement. The Company will provide a draft of the Registration Statement to the undersigned for review at least five (5) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders required to be registered, and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 8. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares subscribed for by the undersigned hereunder may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which all Shares subscribed for by the undersigned hereunder have actually been sold and (iii) the date which is three (3) years after the initial Registration Statement filed hereunder is declared effective (the “Effectiveness Period”). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the undersigned), as applicable, qualify the Shares for listing on NYSE, Nasdaq or other applicable stock exchange on which the Class A Shares are then listed, and update or amend the Registration Statement as necessary to include the Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 8. The undersigned shall not be entitled to use the Registration Statement for an underwritten offering of Shares and notwithstanding anything to the contrary in this Subscription Agreement, the Company shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Shares under the Registration Statement. For purposes of this Section 8, “Shares” shall mean, as of any date of determination, the Shares acquired by the undersigned pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “undersigned” shall include any affiliate of the undersigned to which the rights under this Section 8 have been duly assigned.

b. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall inform the undersigned as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

i.	advise the undersigned within two (2) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company and the undersigned is notified that such events are material, nonpublic information at the time of notification;

ii.	use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

iii.

upon the occurrence of any event contemplated in Section 8.b.i(5) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

iv.	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A Shares have been listed;

v.	use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act until the expiry of the Effectiveness Period; and

vi.

if in the opinion of counsel to the Company, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Company will request its transfer agent to remove the legend set forth in Section 6(c) above. In the event that the undersigned and its broker(s) provide any certifications requested by the Company or its counsel, the Company shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by the Subscriber in a single transaction.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that (x) the Company may not delay or suspend the Registration Statement on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or for more than ninety (90) total calendar days, in each case during any twelve-month period and (y) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the

Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to the undersigned’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, and (B) as otherwise required by law or subpoena. Notwithstanding anything to the contrary, after the Effectiveness Date, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of the undersigned in connection with any sale of Shares with respect to which the undersigned has entered into a contract for sale prior to the undersigned’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Shares in its possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Subscriber may deliver written notice (including via email) (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 8; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless and until subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective registration statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 8(d) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.

e. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), the officers, directors, employees, investment advisers and agents of each of them, and each person who controls the undersigned (within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information; provided, however, that the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner (to the extent a prospectus was required to be delivered by Subscriber under applicable law), (C) as a result of offers or sales effected by or on behalf of any person by means of a free writing prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 8(c) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

f. The undersigned shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein. In no event shall the liability of any of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

g. Any person entitled to indemnification pursuant to this Section 8 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement for which indemnification could be sought hereunder which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

h. If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, in lieu of indemnifying, the indemnified party shall contribute to the amount paid or payable by the indemnifying party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8(h) shall be individual, not joint and several, and in no event shall the liability of the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification or contribution obligation.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force or effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (b) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

10. Miscellaneous.

a. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 10(a):

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

Attention:

Email:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

United States

Attention:

Email:

Plaza de la Independencia 6

28001 Madrid

Spain

Attention:

Email:

If to the undersigned, to the address or email address set forth for the undersigned on the signature page hereof.

b. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

c. If any term or other provision of this Subscription Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Subscription Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Subscription Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

d. This Subscription Agreement, the Financing Agreement and the Warrant Agreement together constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Subscription Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto; provided, that such assignee will be deemed to have made each of the representations, warranties and covenants of the Subscriber set forth in Section 6 as of the date of such assignment and as of the Subscription Closing, and no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder; provided, further, however, notwithstanding the foregoing, the undersigned may transfer or assign this Subscription Agreement to any entity in the Warrantholder Group (as defined in the Warrant) without the prior consent of the Company.

e. This Subscription Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as otherwise expressly set forth in subsection (q) of this Section 10, nothing in this Subscription Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

f. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Subscription Agreement shall be heard and determined exclusively in any Supreme Court of the State of New York; provided, however, that if jurisdiction is not then available in the Supreme Court of the State of New York, then any such legal action may be brought in any federal court located in the State of New York or any other New York state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Subscription Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Subscription Agreement, or the subject matter hereof, may not be enforced in or by such courts.

g. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(G).

h. The descriptive headings contained in this Subscription Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

i. This Subscription Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

j. The parties hereto agree that irreparable damage would occur in the event any provision of this Subscription Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

k. Except as otherwise provided herein, all costs and expenses incurred in connection with this Subscription Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

l. All taxes incurred in connection with this Subscription Agreement and the transactions contemplated hereby shall be borne by each party as provided for by applicable Law.

m. This Subscription Agreement may be amended in writing by the parties hereto at any time prior to the Subscription Closing. This Subscription Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

n. At any time, the Company may (a) extend the time for the performance of any obligation or other act of the undersigned, (b) waive any inaccuracy in the representations and warranties of the undersigned contained herein or in any document delivered by the undersigned pursuant hereto and (c) waive compliance with any agreement of the undersigned or any condition to its own obligations contained herein. At any time, the undersigned may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

o. The language used in this Subscription Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

p. The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Securities, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

q. The undersigned acknowledges that the Company and its counsel will rely on the undersigned’s acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. The Company acknowledges that the undersigned will rely on the Company’s acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, each of the parties agrees to promptly notify the other parties if (i) any of such party’s acknowledgments, understandings, agreements, representations and warranties (other than any such representations and warranties that are qualified by materiality) made herein are no longer accurate in any material respect or (ii) any of such party’s representations and warranties made herein that are qualified by materiality are no longer accurate in any respect. Each of the parties agrees that the purchase by the undersigned of the Warrant from the Company and the issuance of the Warrants by the Company to the undersigned will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such party as of the time of such subscription and/or purchase.

r. Each of the Company and the undersigned is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or NYSE, as applicable, to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:		State/Country of Formation or Domicile:

By:	Banco Bilbao Vizcaya Argentaria, S.A.

Name:	/s/ Jan de Dreu; /s/ Fernando Galea Pla

Title:	Representatives

Name in which the Warrants are to be registered (if different):	Date: February 9, 2023

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Number of Shares: 1,007,894

IN WITNESS WHEREOF, Wallbox N.V. has accepted this Subscription Agreement as of the date set forth below.

WALLBOX N.V.

	By:	/s/ Enric Asunción

	Name:	Enric Asunción

	Title:	Chief Executive Officer

Date: February 9, 2023

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